EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANT

We consent to the incorporation by reference in this registration statement of Biomet, Inc. on Form S-8 of our reports dated July 2, 1998, on our audits of the consolidated financial statements and financial statement schedule of Biomet, Inc. and subsidiaries at May 31, 1998 and 1997, and for each of the three years in the period ended May 31, 1998, which reports are included in the Biomet, Inc. Annual Report of Form 10-K for the year ended May 31, 1998.

/s/
PricewaterhouseCoopers LLP

South Bend, Indiana
September 25, 1998